AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

              BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP, INC.

         THIS AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT ("Amendment No. 3"), dated April 1, 2000 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Bay Area Fertility and Gynecology Medical Group, Inc., a California professional medical corporation, with its principal place of business at 3160 Crow Canyon Road, Suite 150, San Ramon, California 94583 ("PC").

                                    RECITALS:

         WHEREAS, INMD and PC entered into a Management Agreement dated January 7, 1997, as amended (the "Management Agreement");and

         WHEREAS, INMD and PC wish to amend further the Management Agreement, in pertinent part to clarify certain financial terms and conditions;

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, as amended, INMD and PC agree as follows:

         1.

                  Section   2.1.2  is  hereby   deleted  and  the  following  is
substituted therefor, effective April 1, 2000:

                  "2.1.2. Expenses incurred in the recruitment of additional physicians for P.C. including, but not limited to employment agency fees, travel expenses and relocation expenses; and, up to $175,000 for the first 12 months of each new physician's employment [for purposes of this section "new physician" shall mean a physician starting a practice and is without a patient referral base] to cover such costs as a signing bonus, if any, and salary; provided, however, any such amount must be approved by the Joint Practice Management Board on a case-by-case basis; and provided, further, "additional physician" shall mean a new physician whose hiring is not to replace a physician who has left P.C. within 12 months prior to the employment of the new physician, but whose hiring increases PC's full-time equivalent ("FTE") physicians to a number greater than PC's FTE physicians for the previous 12 months;"

         2. Section 6.1.2 is hereby deleted in its entirety and the following substituted therefor, effective April 1, 2000:

                  "6.1.2 during each year of this Agreement, a Base Management Fee, paid monthly, of an amount equal to six percent (6%) of the first $8.0 million of P.C.'s Revenues; five percent (5%) of P.C.'s Revenues over $8.0, but less than $12 million; and four percent (4%) of P.C's Revenues of $12 million and above."

         3. Section 6.1.4 is hereby deleted in its entirety and the following substituted therefor, effective April 1, 2000:

                  "6.1.4 during years 6 through 25 of this Agreement, an Additional Management Fee, paid monthly but reconciled quarterly, in an amount equal to fifteen (15%) percent of Revenues, but not to exceed 20% of PDE."

            4. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 3 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 3 as the date first written above.

INTEGRAMED AMERICA, INC.



By:/s/Donald S. Wood, Ph.D.
   ----------------------------------------------
   Donald S. Wood, Ph.D.,
   Sr. Vice President and Chief Operating Officer



BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP, INC.



By:/s/Arnold Jacobson, M.D., President
   -----------------------------------
   Arnold Jacobson, M.D., President